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                                                                    EXHIBIT 4(e)

                      CORN PRODUCTS INTERNATIONAL INC.
                           RETIREMENT SAVINGS PLAN
                               AMENDMENT NO. 1


     WHEREAS, Corn Products International Inc. (the "Company") the Corn Products International, Inc. Retirement Savings Plan (the "Plan");

     WHEREAS, certain amendments to the Plan are required in order to obtain a favorable determination letter from the Internal Revenue Service;

     WHEREAS, the Company desires to amend the Plan in certain other respects;
and

     WHEREAS, the Pension Committee appointed by the Board of Directors of the Company is authorized under Section 14.1 of the Plan to amend the Plan.

     NOW, THEREFORE, pursuant to the power of amendment contained in Section
14.1 of the Plan, the Plan is hereby amended, effective January 1, 1998, as follows:


     1. Section 8.1(e) is hereby amended by deleting that portion of Section 8.1(e) beginning with "If a Participant withdraws any amount . . " and continuing thereafter to the end of Section 8.1(e).

     2. Section 8.2(b)(5) is deleted in its entirety and the remaining subsections of Section 8.2(b) are renumbered appropriately.

     3.   Section 9.1(b) is hereby amended in its entirety to read as follows:


     (b) Forfeitures. If upon a Participant's termination of employment the Participant is not vested in his Matching Contribution Account and Profit Sharing Account as described in subsection (a) above, the balance of such accounts shall be credited to a special forfeiture account established on behalf of such Participant. Such credit shall occur as of the Valuation Date as of which the adjusted balance is determined, and such account shall not be taken into account in determining, nor participate in, the allocations prescribed by Article 7.

     The amount credited to a special forfeiture account established on behalf of a Participant shall be forfeited as of the earlier of (i) in the case of a Participant who takes a distribution of the vested portion of the Participant's interest in the Trust Fund as provided in Section 9.2, as of the end of the date of such distribution and (ii) the date as of which the


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     Participant incurs 5 consecutive Break in Service Years.  If such
     Participant is reemployed prior to taking a distribution and prior to incurring 5 consecutive Break in Service Years such special account shall be restored. If upon his or her termination of employment any such Participant received a lump-sum distribution pursuant to Section 9.2(a), then he or she shall have the right to pay an amount equal to such distribution to the Trustee. If the Participant makes such a payment, then such special account shall be restored. Any such payment must be made by the fifth anniversary of the Participant's date of reemployment. If pursuant to this paragraph the forfeited portion of a Participant's Matching Contribution Account or Profit Sharing Account is to be restored, the amount restored shall be obtained from the total amount that has been forfeited pursuant to this paragraph (b) during the Plan Year in which such Participant is reemployed or the Plan Year in which such Participant makes the payment set forth above, as the case may be, from the Matching Contribution Accounts or Profit Sharing Accounts of Participants employed by the same Employer as the reemployed Participant. If the aggregate amount to be so restored to the accounts of Participants who are employees of a particular Employer exceeds the amount of such forfeitures, such Employer shall make a contribution in an amount equal to such excess.


     4. Section 10.5 of the Plan is hereby amended in its entirety to read as follows:

     10.5 Non-Assignability.

          (a) In General. It is a condition of the Plan, and all rights of each Participant and Beneficiary shall be subject thereto, that no right or interest of any Participant or Beneficiary in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Participant or Beneficiary in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or Beneficiary, including claims for alimony or the support of any spouse, except as provided below.

          (b) Exception for Qualified Domestic Relations Orders. Notwithstanding any provision of the Plan to the contrary, if the Plan Administrator shall receive any written judgment, decree or order (including approval of a property settlement agreement) pursuant to State domestic relations or community property law relating to the provision of child support, alimony or marital property rights of a spouse, former spouse, child or other dependent of a Participant and purporting to provide for the payment of all or a portion of the Participant's Account to or on behalf of one or more of such persons (such judgment, decree or order being hereinafter called a "domestic relations order"), the Plan Administrator shall arrange to determine whether such order constitutes a "qualified domestic relations


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          order," as defined in section 414(p) of the Code and section
          206(d)(3) of ERISA. If the order is determined to be a qualified domestic relations order, all or a portion of the Participant's Account, as specified in the order, shall be assigned to the person or persons named therein, and shall be payable in accordance with the terms of such order.

          The manner in which all or any portion of a Participant's Account under the Plan may be assigned and paid to any other person pursuant to the terms of a domestic relations order shall be governed by procedures adopted by the Plan Administrator for this purpose, section 414(p) of the Code, section 206(d)(3) of ERISA and Regulations issued thereunder. Such procedures shall provide that payments under a domestic relations order applicable to a Participant's Account under the Plan may commence as soon as administratively practicable after such order is determined by the Plan Administrator (or its delegate) to constitute a "qualified domestic relations order" under section 414(p) of the Code and section 206(d)(3) of ERISA, if the terms of the order so provide.



          IN WITNESS WHEREOF, Corn Products International, Inc. has caused this Amendment to be executed by the Chairman of the Pension Committee on this 9th day of December, 1998.



                                       CORN PRODUCTS INTERNATIONAL, INC.

                                       By: /s/ James J. Hirscak
                                          ------------------------------
                                          Chairman, Pension Committee

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                      CORN PRODUCTS INTERNATIONAL INC.
                           RETIREMENT SAVINGS PLAN
                               AMENDMENT NO. 2


          WHEREAS, Corn Products International Inc. (the "Company") has adopted and maintains the Corn Products International Inc. Retirement Savings Plan (the "Plan");

          WHEREAS, the Company desires to amend the Plan in certain respects;
and

          WHEREAS, the Pension Committee appointed by the Board of Directors of the Company is authorized under Section 14.1 of the Plan to amend the Plan.

          NOW, THEREFORE, pursuant to the power of amendment contained in
Section 14.1 of the Plan, the Plan is hereby amended, effective January 1, 1998, as follows:

          1. Section 1.1 of the Plan is hereby amended to add the words "Service Award Contribution Account" immediately following the words "Profit Sharing Contribution Account" where the latter appears therein.

          2. Sections 1.32 through 1.36 of the Plan are hereby renumbered Sections 1.34 through 1.38 respectively, and the following new Sections 1.32 and 1.33 are hereby added to the Plan to read as follows:

     1.32 "Service Award Contribution Account" means the account maintained for a Participant to which are allocated the Service Award Contributions, if any, made on behalf of such Participant pursuant to
          Section 4.3 plus earnings and net of any withdrawals or losses.

     1.33 "Service Award Contribution" means a contribution made by an Employer on behalf of a Participant as provided in Section 4.3.

          3. Section 1.38 of the Plan (as renumbered) is hereby amended, effective December 15, 1998, to read as follows:

     1.38 "Year of Service" means each Plan Year during which any individual completes 1,000 or more Hours of Service. For purposes of those Employees who, on January 1, 1998 became employees of the Company as a result of the Spin-Off, this shall include any Years of Service recognized under the CPC Plan.

          4.   The Plan is hereby amended to add the following new Section 4.3:

     4.3 Service Award Contributions. For each Plan Year, each Employer shall make a contribution, as specified below, on behalf of each of its Participants who, in such Plan Year, has completed the number of years of service specified below. Such




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          contributions shall be made at any time during or after the end of such Plan Year but in no event later than the due date of the Employer's federal income tax return for the tax year in which such Plan Year ends:

          Years of Service    Amount of Cash Contribution
          ----------------    ---------------------------
                5              5 times the Employer Average Stock Trading Price
               10             10 times the Employer Average Stock Trading Price
               15             15 times the Employer Average Stock Trading Price
               20             20 times the Employer Average Stock Trading Price
               25             25 times the Employer Average Stock Trading Price
               30             30 times the Employer Average Stock Trading Price


          For each additional 5 Years of Service, the Participant shall receive an additional 5 times the Employer Average Stock Trading Price.

               For purposes of the foregoing, the "Employer Average Stock Trading Price" shall mean the average of the high and low transaction prices (as reported in the New York Stock Exchange-Composite Transactions) in trading of Company Stock on the "Service Award Calculation Date," or if such day is not a trading day, the trading day next following such date. The "Service Award Calculation Date" shall mean the first day of the month in which a Participant completes the number of years of service required to receive a Service Award Contribution. Notwithstanding the foregoing, for purposes of Participants entitled to receive a Service Award Contribution for the 1998 Plan Year, the Service Award Calculation Date shall be December 1, 1998.

          5. The third sentence of Section 7.1 of the Plan is hereby amended to read as follows:

          Each Account shall consist of (a) if a Participant is making or has made Participant Contributions, a Participant Contribution Account,
          (b) if Deferred Contributions are being made or have been made for a Participant, a Deferred Contribution Account, (c) if Matching Contributions are being made or have been made for a Participant, a Matching Contribution Account, (d) if Profit Sharing Contributions are being made or have been made, a Profit Sharing Account, (e) if Service Award Contributions are being made or have been made, a Service Award Contribution Account, and (f) if a Participant has made a rollover contribution, a Rollover Account.

          6. Section 7.2 of the Plan is hereby amended to redesignate paragraphs (e) through (h) thereof as paragraphs (f) through (i) and to add the following new paragraph (e) thereto:


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          (e)  Allocations of Service Award Contributions.  The Committee
          may deposit a Participant's Service Award Contribution with the Trustee at any time during or after the end of the Plan Year for which such contribution is awarded, but in no event later than the due date of the Employer's federal income tax return for the tax year in which such Plan Year ends. Such contribution shall be allocated to the Participant's Service Award Contribution Account as soon as practicable after such date.

          7. Section 7.3(d) is hereby amended to add the words, "Service Contribution Account" immediately following the words "Profit Sharing Account" where the latter appear therein.

          8. The first sentence of Section 8.1(c) of the Plan is hereby amended to read as follows:

          A Participant who is an Employee may, prior to attainment of age
          59 1/2, withdraw a portion of the balance of the Participant's Deferred Contribution Account and Service Award Contribution Account, but only on account of a financial hardship.

          9. Section 8.1(e) of the Plan is hereby amended to insert the words", Service Award Contribution Account" immediately following the words "Matching Contribution Account" where the latter appears therein.

          10. The second sentence of Section 8.2(b) is hereby amended to read as follows:

          Amounts equal to any such loan (or loans, as the case may be) shall be debited first from the Participant's Deferred Contribution Account to the extent thereof, then from his Rollover Account, if any, to the extent thereof, then from contributions to his Participant Contribution Account which are attributable to Participant Contributions made after December 31, 1986 and which have not been matched by Matching Contributions, next from contributions to his Participant Contribution Account which are attributable to Participant Contributions made after December 31, 1986 and which have been matched by Matching Contributions, next from contributions to his Participant Contribution Account which are attributable to Participant Contributions made prior to January 1, 1987 to the extent thereof, then from his Matching Contribution Account to the extent thereof, then from his Profit Sharing Account, to the extent thereof, and then from his Service Award Contribution Account, to the extent thereof.

          11. The fourth sentence of Section 8.2(e) of the Plan is hereby amended to read as follows:


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          The Committee shall then cause to be credited such repayments to the Participant's Deferred Contribution Account, Rollover Account, Profit Sharing Account, Service Award Contribution Account and Matching Contribution Account in the same proportion as such accounts were charged with the loan.

          12.  Section 9.1 of the Plan is hereby amended to read as follows:

          A Participant is always fully vested in the balance of such Participant's Participant Contribution Account, Deferred Contribution Account, Service Award Contribution and Rollover Account (if any).

          13. Option 4 of Section 9.2 of the Plan is hereby amended to read as follows:

          Option 4. Combined Lump Sum and Annuity. The aggregate balance of a Participant's Deferred Contribution Account, Participant Contribution Account and Rollover Account shall be paid to the Participant (or Beneficiary) in the form of a single lump sum in cash (or, if the Participant or Beneficiary so elects with respect to the portion of such accounts that are invested in Company Stock or Bestfoods Stock, in the form of whole shares of Company Stock or Bestfoods Stock, as the case may be, with cash in lieu of fractional shares) and the aggregate value of such Participant's Matching Account, Service Award Contribution Account and Profit Sharing Account shall be paid in one of the forms specified in Options 1, 2 or 3 above, as elected by the Participant (or in one of the forms specified in Options 1 or 2 above, if elected by the Beneficiary).

          IN WITNESS WHEREOF, Corn Products International Inc. has caused this Amendment to be executed by the Chairman of the Pension Committee on this 9th day of December, 1998.


                                            CORN PRODUCTS INTERNATIONAL INC.

                                            By: /s/ James J. Hirscak
                                               -------------------------------
                                               Chairman, Pension Committee


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